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                                                                   Exhibit 23.01


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-30963, 333-30965, 333-61721, 333-45228,
333-45230 and 333-84592), on Form S-4 (333-56020) and on Form S-3 (Nos.
333-44617, 333-72523, 333-44314, 333-56688, 333-58838, 333-87594 and 333-101087)
of PLATO Learning, Inc. of our report dated December 3, 2001, except as to Note 16, which is as of December 20, 2001, and except as to Notes 2 and 11, which is as of December 27, 2002 relating to the consolidated financial statements which appears in this Annual Report on Form 10-K/A.


PricewaterhouseCoopers LLP


Minneapolis, Minnesota
January 15, 2003